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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT




Alba-Waldensian, Inc. and Subsidiaries:


We consent to the incorporation by reference in Registration Statement
No. 33-15833 on Form S-8 of our reports dated February 11, 1994 appearing in or incorporated by reference in the Annual Report on Form 10-K of Alba-Waldensian, Inc. and subsidiaries for the year ended December 31, 1994.




DELOITTE & TOUCHE LLP

Hickory, North Carolina

March 29, 1996